Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	December 18, 2008
BUTLER NATIONAL ANNOUNCES GROUND BREAKING AT BOOT HILL CASINO AND RESORT IN DODGE CITY, KANSAS Second Quarter Financial Results Conference Call Changed to Tuesday, December 23, 2008 at 9:00 AM CST.

OLATHE, KANSAS, December 18, 2008, - Butler National Corporation (OTC Bulletin Board BUKS) a recognized provider of professional management services in the gaming industry, announces it will hold the official ground breaking at Boot Hill Casino and Resort in Dodge City, Kansas on Monday, December 22, 2008. Details of the event are below.

Conference Call:
The second quarter fiscal year 2009 conference call which was scheduled for December 22, 2008 will be held December 23, 2008 at 9:00 AM CST. The call in number remains the same (800-624-7038 Code: Butler National Corporation). The conference call was announced in a news release dated December 15, 2008.

Ground Breaking:
The new Boot Hill Casino and Resort is designed to enhance and re-create the world famous 1870-1880's experience at the historic Boot Hill destination in Dodge City, Kansas. Estimates by a State of Kansas research study of casino revenue in the Dodge City destination market, range from $40 million to $60 million per year. Phase I of the development will require an investment of approximately $45 million and is planned to open in early December 2009. Phase II of the development is planned to be complete in 38 months and will cost an expected additional $42.5 million for a total of approximately $87.5 million. The Boot Hill Casino and Resort will be a significant economic stimulus for Dodge City, Southwest Kansas, and the entire State of Kansas.

Where:	Boot Hill Casino and Resort Mariah Center 10864 Highway 50 Bypass Dodge City, Kansas
Date:	December 22, 2008
Agenda:	10:30A.M. CST Official remarks 11:00A.M. CST Ground breaking 11:15A.M. CST Media interviews available with ceremony participants 11:30A.M. CST End of event
Media Parking:	Please do not park along Highway 50. Parking is available at the Red Barn on the north end of the property located at 10864 Highway 50 Bypass in Dodge City.

Management Comments:

"Clark Stewart, President and CEO of Butler National said, "We are very excited to be breaking ground for the first state owned casino in Kansas. Ford County and Dodge City have the Old West heritage of buffalo hunts, cattle drives, gambling halls and gunfights. Kansas is a history filled and exciting region of the United States. We are all dedicated to creating and providing an exceptional gaming and resort experience to pass on this heritage to our future guests. We welcome everyone to this milestone event in the history of Kansas.

We thank the Boot Hill team and everyone responsible for supporting and allowing this economic development in Western Kansas.

About Butler National Corp:

Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Hawker/Beechcraft business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:

The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference. Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION CONTACT:
Craig D. Stewart, Investor Relations
Butler National Corporation
19920 W. 161st Street
Olathe, KS  66062

Public Relations Phone: 214-498-7775
Phone Office: 913-780-9595
Phone Fax: 913-780-5088

Jim Drewitz, Public Relations
jim@jdcreativeoptions.com

Direct Investor Relations
Phone office 830-669-2466

For more information, please visit the Company web site:  www.butlernational.com
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